EXHIBIT 10.10

Drug Purchase & Sales Contract

Party A: Changchun Yongxin Dirui Drug Co., Ltd.

Party B: Tonghua Tongdetang Pharmaceutical Co., Ltd.

This contract is made by and between Party A and Party B through friendly negotiation to maintain the normal flow price & order of Party A’s products as well as the legal benefits of the distributors based on the principle of equity and mutual benefits.

I.	Sales term, task and supply price of Party B.
1.	The sales term is from Jan 9, 2009 to Jan 9, 2010 (it cannot exceed the cooperation term of Party A and Party B).

2.	The product price provided by Party A to Party B and sales task of Party B, etc.
II.	Responsibility and right of Party B
1.	Purchase channel: It must purchase the products in the contract from Party A. (The purchase of any distributor of Party A in this region can be regarded as the sales task of Party B)
2.	Sales price: The wholesale price shall not be lower than the price specified by Party A.
3.
It shall positively coordinate Party A to develop various propaganda and promotion activities; it shall provide convenient conditions if the personnel of Party A come to the drugstore and shop located at Party B’s place to develop the promotion. If the promotion area is the drugstore directly subordinated to Party B, Party B shall provide the place for free.

4.	It can receive the awards of Party A if it reaches the award standard and doesn’t violate the clauses of this agreement.
5.	After this agreement expires, it has the priority to extend the agreement under the same conditions.
III. Examination requirements for Party B
Party A has right to supervise and check the operation activities of Changping under the agreement; for example, it has right to point out the violation behaviors of Party B and refuse the awards until the agreement terminates. During the agreement execution period, Party A shall coordinate Party B to propaganda and promote the activities, so as to enhance the sales works in distribution area, and meet the requirements of Party A within the regulated period.

1.
Violation of price regulation: Party B shall seriously comply with the distribution price regulated in the agreement in the distribution process, if Party B violates the regulation to sell in low price, it shall adopts proper measures within three days after receiving the price supervision notice from Party A; meanwhile, it shall keep it in the normal state, otherwise, Party B will be deemed as breach of the contract by Party A.

2.
Violation of supply account and account sales regulations: Party B must provide the account or account sales of last month with the seal before 8 of each month to Party A, and Party B will be deemed as breach of the contract if it doesn’t provide the materials, delays or practices fraud.

3. Violation of the regulation of sales region: Party B must strictly comply with the directly-subordinated sales region and channel to operate, if Party A finds that Party B sells the products in other region by means of other channels, these products cannot be used for the sales task.
IV. The creditor’s right, debt and disputes of the two parties shall be solved by themselves.
V. If Party A is canceled the distribution cooperation owing to its violation of contract during the agreement period by Party B, it shall notify Party B to re-determine the purchase channel and sign the agreement separately; meanwhile; Party A shall admit the sales amount and award of Party B during the distribution period.

VI. Force majeure
Any party cannot perform the contract owing to the factors of force majeure, it shall promptly notify the other party in the written form with regards to the detail that all or part of the Contract cannot be fulfilled, and provide the certificate; after confirmed by Party A in the written form, it allows the delay of the performance or non-performance, and it will be avoided part or entire responsibility for breach of contract according to the situation.

VII. Others
1.	The unsettled matters herein shall be solved by the two parties through negotiation.
2.	This agreement will take effect after signing and sealing of the legal representative or authorized client of eh two parties.
3.	This agreement is in duplicate, with eh two parties holding one respectively, covering the same legal effect.

Party A: Changchun Yongxin Dirui Drug Co., Ltd.

Signed and Sealed

Date: Jan 9, 2009

Party B: Tonghua Tongdetang Pharmaceutical Co., Ltd.

Signed and Sealed

Date: Jan 9, 2009